Exhibit 5.2

February 16, 2021

Spire Inc.

700 Market Street

St. Louis, Missouri 63101

Re:	Spire Inc.

Registration Statement on Form S-3

File No. 333-231443

Ladies and Gentlemen:

We have acted as special counsel to Spire Inc., a Missouri corporation (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-231443) (as amended, the “Registration Statement”), filed on May 14, 2019, as amended by the Post-Effective Amendment No. 1 thereto filed on February 8, 2021, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of up to 3,500,000 corporate units of the Company (including 300,000 corporate units pursuant to the Underwriters’ (as defined below) option to purchase additional corporate units) (the “Corporate Units”), pursuant to the terms of an underwriting agreement, dated February 9, 2021 (the “Underwriting Agreement”), by and among the Company and the several underwriters named on Exhibit A thereto for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC acted as representatives (collectively, the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Each Corporate Unit initially consists of (a) a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2021 Series A 0.75% Remarketable Senior Notes due 2026 (the “Notes”) and (b) a stock purchase contract (a “Purchase Contract”) issued by the Company pursuant to which the holder of the related Corporate Unit will purchase from the Company on March 1, 2024, subject to earlier termination or settlement, for an amount in cash equal to the stated amount per security of $50, a number of shares of common stock of the Company, as set forth in the Purchase Contract and Pledge Agreement, dated as of the date hereof (the “Purchase Contract and Pledge Agreement”), by and between the Company and U.S. Bank National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent, and Securities Intermediary. The Notes are being issued pursuant to the Indenture (For Unsecured Debt Securities), dated as of the date hereof (the “Base Indenture”) by and between the Company and U.S. Bank, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of the date hereof (the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee. Pursuant to the Purchase Contract and Pledge Agreement, a holder of Corporate Units may, at its option, elect to create treasury units (the “Treasury Units”). The term “Equity Units” includes both Corporate Units and Treasury Units.

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We have either participated in the preparation of or have reviewed and are familiar with, the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein, and the Prospectus dated May 14, 2019 forming part of the Registration Statement (the “Prospectus”), as supplemented by the Prospectus Supplement dated February 9, 2021, filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Corporate Units (the “Prospectus Supplement”). We have also reviewed the Indenture, the form of global certificate representing the Notes, the forms of global certificates representing the Equity Units, the Purchase Contract and Pledge Agreement and the Underwriting Agreement (collectively, the “Transaction Documents”). In addition, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies the conformity of the Notes and the Equity Units to the forms thereof that we have reviewed, and that the Notes will be duly authenticated in accordance with the terms of the Indenture. In our examination of documents, we have also assumed (a) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of each party to the Transaction Documents, (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each of the Company and the other parties signatory thereto to execute, deliver and perform its obligations under the Transaction Documents, and to consummate the transactions contemplated therein, (d) the due execution and delivery of the Transaction Documents by all parties thereto and (e) that the Transaction Documents constitute the valid and binding obligation of each party thereto, other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    Upon (a) the due execution of the Equity Units by the Company and U.S. Bank, as attorney-in-fact of the holders thereof, (b) the due authentication of the Equity Units by the Purchase Contract Agent under the Purchase Contract and Pledge Agreement, and (c) the delivery of the Equity Units against the consideration provided for in the Purchase Contract and Pledge Agreement and the Underwriting Agreement, the Equity Units, including the Purchase Contracts forming a part thereof, will constitute valid and binding obligations of the Company.

2.    Upon (a) the due execution of the Notes by the Company, (b) the due authentication of the Notes by the Trustee pursuant to the Indenture, and (c) the delivery of the Corporate Units against payment therefor in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company.

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The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

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We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus and the Prospectus Supplement, in each case, forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP
AKIN GUMP STRAUSS HAUER & FELD LLP